May 15, 2009

FINANCIAL PUBLIC RELATIONS

CONSULTING AGREEMENT

THIS FINANCIAL PUBLIC RELATIONS CONSULTING AGREEMENT, made this 15th day of May 2009 (the “Execution Date”), by and between: US SOLARTECH, INC., a Delaware corporation with its principal office located at 199 Main Street, Suite 708, White Plains, New York 10601 (hereinafter referred to as the "COMPANY") and RICHARD R. ROZZI, located at 86 Pancake Hollow Road, Highlands, New York 12528, engaged in providing financial public relations services (hereinafter referred to as "CONSULTANT").

WITNESSETH THAT:

WHEREAS, the COMPANY requires certain financial public relations services and desires to retain CONSULTANT, as an independent contractor consultant, to provide such services, and CONSULTANT is agreeable to such employment, and the parties desire a written document formalizing their relationship and evidencing the terms of their agreement;

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1.
APPOINTMENT.  The COMPANY hereby appoints CONSULTANT as its non-exclusive financial public relations advisor and hereby retains CONSULTANT, on the terms and conditions of this Agreement.  CONSULTANT accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

2.
TERM.  The term of this Agreement shall begin on May 15, 2009 and shall terminate on May 14, 2012. This Agreement shall supersede any and all oral agreements under which the parties have operated prior to the effective date of this Agreement

3.
SERVICES.  CONSULTANT shall act, generally, as a non-exclusive financial public relations consultant, using CONSULTANT’S best efforts in connection with performing the following services (the “Services”) provided that to the Company’s knowledge, the COMPANY is compliant with respect to the COMPANY’S filings with the Securities and Exchange Commission (such filings being the “SEC Filings”)  in all material respects:

a.
As the COMPANY shall request or direct, CONSULTANT shall assist in establishing relationships with, and advising the COMPANY with respect to, current and prospective market makers regarding making a market in the COMPANY’S securities, as well as broker-dealers, underwriters, and analysts with respect to all matters associated with the COMPANY’S securities, including, but not limited to efforts toward securing market makers in connection with quotation of the COMPANY’S common stock on the OTC Bulletin Board or the NASDAQ;

b.
CONSULTANT shall assist the COMPANY in identifying and approaching prospective investors in the COMPANY’S securities and serve, at the COMPANY’S request as a liaison between the COMPANY and such persons; however, as provided in Section 4, CONSULTANT shall not participate directly or indirectly between the COMPANY and such person with respect to structuring and/or closing a transaction;

c.
CONSULTANT shall advise the COMPANY with respect to communications and information, including, but not limited to: interviews, articles, newsletters, press releases, and other communications about the COMPANY as well as planning, designing, developing, organizing, and distributing such communications and information as the COMPANY may request or direct.

d.
CONSULTANT shall advise the COMPANY generally with respect to matters associated with investor relations, including, but not limited to, reviewing shareholder reports and newsletters, and advising on matters associated with special and regular shareholder meetings.

e.
As the COMPANY shall request or direct, CONSULTANT shall seek to make the COMPANY, its management, its business plan and concept, and its financial situation and prospects, known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, broker-dealers, private equity, hedge and other funds, and other members of the financial community, through means including, but not limited to, procurement of interviews of the COMPANY’S officers and executives by the financial media and by analysts, market makers, broker-dealers, and other members of the financial community.

f.
CONSULTANT, in providing the foregoing services, shall be responsible for all costs of providing the services including, but not limited to, out-of-pocket expenses for travel, entertainment, postage, delivery service, (e.g., Federal Express), and telephone/ facsimile charges. For the avoidance of doubt, CONSULTANT'S compensation under Paragraph 9 shall be deemed to include all CONSULTANT'S costs and expenses.

g.	In connection with CONSULTANT’S provision of the foregoing services, CONSULTANT will regularly review SEC Filings and familiarize himself with the COMPANY’S most updated public disclosures.

4.
EXCLUDED SERVICES.  CONSULTANT is not a registered broker-dealer or licensed brokerage firm and nothing contained in this Agreement shall be construed to require that CONSULTANT provide any services which would require such registration or licensing including, but not limited to, the raising of capital or the sale of securities.

5.
LIMITATIONS ON SERVICES.  The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due-diligence" or "compliance" departments of brokerage houses, etc.  Accordingly, CONSULTANT agrees:

a.
CONSULTANT shall not release any financial or other information or data about the COMPANY without the consent and approval of the COMPANY and all written materials to be provided to a third party, shall be pre-approved by the COMPANY in writing.

b.
CONSULTANT shall not conduct any meetings with financial analysts without informing the COMPANY in advance of the proposed meeting and the format or agenda of such meeting and providing the COMPANY with an opportunity to have a representative of the COMPANY attend such meeting.

c.	CONSULTANT shall NOT release any information or data about the COMPANY which is not disclosed in SEC Filings.

d.
CONSULTANT acknowledges that the COMPANY has filed a registration statement registering the resale of the COMPANY’S common stock on form S-1, and understands that such filing triggers restrictions on permitted activities with respect to sale of the COMPANY’S securities. Accordingly, at present and at any other time during which a registration statement has been filed through the conclusion six months (or such other period providing for a safe harbor from integration under Regulation D of the Securities Act of 1933 as shall be in effect) following the effective date of any registration statement, CONSULTANT must confirm with the COMPANY that the COMPANY’S counsel has no objection to CONSULTANT’S planned activities.

e.
CONSULTANT shall NOT, take any action or advise or knowingly permit the COMPANY to take any action, which could violate any United States federal or state or foreign securities laws or rules and regulations issued thereunder, or any other applicable law.

6.	DUTIES OF COMPANY.

a.
From time to time, the COMPANY shall provide CONSULTANT with such information which COMPANY deems appropriate and relevant to CONSULTANT in connection with CONSULTANT’S performance of the Services, including, but not limited to, sharing the COMPANY’S marketing materials with the COMPANY.

b.	COMPANY shall promptly notify CONSULTANT of the filing of any registration statement for the sale of securities and of any other event which triggers restrictions on publicity.

c.
COMPANY shall endeavor to contemporaneously notify CONSULTANT if any information or data being supplied to CONSULTANT has not been generally released or promulgated, provided that CONSULTANT shall remain solely responsible for CONSULTANT’S compliance with applicable rules pertaining to protection of material non-public information.

7.	REPRESENTATIONS AND WARRANTIES.

a.	The COMPANY represents that it has not knowingly provided CONSULTANT with any information which is misleading.

b.	CONSULTANT represents and warrants that CONSULTANT has the experience, skills, business connections and reputation necessary to perform his duties hereunder.

c.
CONSULTANT represents and warrants that CONSULANT shall use his best efforts to familiarize himself with the COMPANY’S SEC Filings and other information provided by the COMPANY, and that CONSULTANT’S statements to third parties shall not go beyond the scope of such information.

d.
CONSULTANT represents and warrants that he is not currently, and has never been, the subject of a formal or to the best of CONSULTANT’S knowledge an informal investigation by, or been fined, censured, reprimanded, or suspended by, the SEC, any state securities authority, or any other state, federal or other government or administrative body regarding any civil or criminal action in the United States or any foreign jurisdiction, and undertakes to immediately inform the COMPANY in writing upon becoming aware of any of the foregoing.  CONSULTANT undertakes to comply with all federal and state securities laws and any other applicable laws.

8.	INDEMNIFICATION.

a.
COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from, any claims, demands, suits, loss, and damages directly arising out of the COMPANY’S breach of its obligations under this Agreement.  For the avoidance of doubt, notwithstanding any provision herein, the COMPANY shall not be liable for any consequential damages or claims for lost opportunities or profits.  Notwithstanding any provision herein, absent the COMPANY’S gross negligence or willful misconduct, the COMPANY’S indemnification obligation hereunder shall be limited to the aggregate amount of investments from individuals introduced by CONSULTANT to the COMPANY pursuant to this Agreement.

b.
CONSULTANT hereby agrees to indemnify the COMPANY against, and to hold the COMPANY harmless from any claims, demands, suits, loss, and damages directly arising out of CONSULTANT’S breach of its obligations under this Agreement.  For the avoidance of doubt, notwithstanding any provision herein, the CONSULTANT shall not be liable for any consequential damages or claims for lost opportunities or profits.  Notwithstanding any provision herein, absent the CONSULTANT’S gross negligence or willful misconduct, the CONSULTANT’S indemnification obligation hereunder shall be limited to the aggregate amount of investments from individuals introduced by CONSULTANT to the COMPANY pursuant to this Agreement.

c.	An indemnifying part hereunder shall be entitled to select counsel and control the process concerning, including the rendering of all material decisions, any indemnification hereunder.

9.	COMPENSATION.

a.
In consideration for CONSULTANT’S provision of services hereunder, COMPANY shall compensate CONSULTANT in accordance with Schedule A hereto, at the times and subject to CONSULTANT’S having met  each of the previous milestones set forth therein.  The COMPANY shall be under no obligation to register the resale of the securities issued hereunder, or the securities issuable upon exercise thereof, and shall have the right to require CONSULTANT to make reasonable representations in connection with the issuance thereof.

b.
The parties acknowledge that in negotiating this fee arrangement they recognize that the Services will probably not be performed in equal monthly segments, but may be substantial during the early portion of the term and less intensive thereafter as relationships and communications lines are established directly by the COMPANY.

10.
RELATIONSHIP OF PARTIES.  CONSULTANT is an independent contractor, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon, including unemployment compensation and all workers’ compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other.  Notwithstanding any provision herein, CONSULTANT shall have no authority to obligate or bind the COMPANY in any manner, and any representation or action by CONSULTANT implying the contrary shall constitute a material breach of this Agreement.

11.	TERMINATION. This agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 2 above except as follows:

a.	Upon failure of the other party to cure a default under, or a breach of, this Agreement within thirty (30) days after written notice is given as to such breach by the terminating party;

b.	Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

c.	Upon the other party taking the benefit of any insolvency law; and/or

d.	Upon the other party having or applying for a receiver for all or a substantial part of such party's assets or business.

For the avoidance of doubt, CONSULTANT shall not be entitled to receive any unearned compensation hereunder subsequent to termination.

12.
CONFIDENTIALITY.  The parties acknowledge that during the course of their relationship that CONSULTANT may acquire information regarding the COMPANY or its affiliates, its business activities, strategies, pricing, network information, services, products and operations or those of its clients (actual or potential), customers and suppliers, and its trade secrets, whether oral or written, of a confidential and proprietary nature (“Confidential Information”). CONSULTANT shall hold such Confidential Information in strict confidence and shall not reveal the same, except for any information which is: (a) generally available to or known to the public; (b) known to CONSULTANT prior to the negotiations leading to this Agreement; (c) independently developed by CONSULTANT outside the scope of this Agreement; (d) lawfully received by CONSULTANT from a third party without any obligation of confidentiality; (e) approved in writing for disclosure by the COMPANY; or (f) required to be disclosed pursuant to any binding legal, judicial or governmental request.  This paragraph shall be binding upon the parties and shall survive expiration or termination of this Agreement or any subsequent legally binding definitive agreement between the parties for a period of one (1) year after such expiration or termination.

13.
ATTORNEY'S FEES.  Should either party default in the terms or conditions of this Agreement and suit be filed as result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney's fees, expenses and court costs through trial and appeal.

14.
WAIVER OF BREACH.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate to be construed as a waiver of any subsequent breach by the other party.

15.
ASSIGNMENT.  The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the successors, and assigns of the parties, provided that notwithstanding any provision herein, CONSULTANT shall not assign this Agreement and any attempt at such Assignment shall  constitute a breach of this Agreement and shall be ineffective.

16.
NOTICES.  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to the party’s address set forth in the preamble hereto.

17.
OWNERSHIP OF MARKETING MATERIALS.  CONSULTANT acknowledges that brochures, marketing materials and other materials prepared by the COMPANY or CONSULTANT in connection with CONSULTANT’S performance of the Services shall be deemed the sole and exclusive property of the COMPANY and the COMPANY hereby grants CONSULTANT a non-exclusive, revocable license to use all such materials.  Any materials prepared by CONSULTANT in connection herewith shall be deemed “work for hire.”

18.
GOVERNING LAW, DISPUTES.  The Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.  The parties hereto hereby consent to the exclusive jurisdiction of any federal or state court located within the State of New York and that all claims, actions or proceedings related to the subject matter hereof may be heard and determined in such courts.

19.
SEVERABILITY. In the event that a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid or unenforceable, it is the intention of the parties that such court shall modify such provision as necessary so that it shall be legal, valid and enforceable.  The illegality, invalidity or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

20.
ENTIRE AGREEMENT.  This instrument contains the entire agreement of the parties and supersedes all prior communications and agreements, whether oral or written, between the parties prior to the date hereof and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

RICHARD R. ROZZI

Richard R. Rozzi

US SOLARTECH, INC.

By:
Steven Phillips, CFO

SCHEDULE A

1.
On the forty-fifth day following the Execution Date, the COMPANY shall issue to CONSULTANT options  to purchase One Hundred Thousand (100,000) shares of the COMPANY’S Common Stock, substantially under the same terms  provided in the warrants issued by the COMPANY in connection with the COMPANY’S conversion to a Delaware corporation (“Options ”) at an exercise price of $2.00 per share; provided that by such date, CONSULTANT shall, in addition to performing the Services, have accomplished all of the following:

•
Introduced the COMPANY to a market maker(s) not previously introduced to the COMPANY, and assisted the COMPANY  in securing a  market maker that (i) agreed to make  a bona fide market in the COMPANY’S common stock on the OTB Bulletin Board and (ii) timely filed  FINRA report(s) and other reports in connection therewith;

•
Arranged a minimum of two (2) meetings with separate investment bankers acceptable to the COMPANY and not previously introduced to the COMPANY to discuss financing and other investment banking activities with the COMPANY.

2.
On the date which is eighteen (18) months following the Execution Date, the COMPANY shall issue to CONSULTANT, Options to purchase Fifty Thousand (50,000) shares of the COMPANY’S common stock, at an exercise price of $3.00 per share; provided that by such date, CONSULTANT, shall in addition to performing the Services, have accomplished all the following:

•
Arranged for a minimum of three (3) additional meetings with separate market makers acceptable to the COMPANY and not previously introduced to the COMPANY, toward maintaining bona fide markets for the COMPANY’S common stock.

•
Arranged for a minimum of three (3) meetings with separate broker dealers, including analysts acceptable to the COMPANY and not previously introduced to the COMPANY in order to assist the Company in increasing its market exposure with broker dealers, including research analysts.

•
Arranged for a minimum of three (3) additional meetings (in addition to the meetings described elsewhere on this Schedule A) with investment bankers acceptable to the COMPANY and not previously introduced to the COMPANY to discuss financing and other investment banking activities with the COMPANY.

3.
On the date which is twenty four (24) months following the Execution Date, the COMPANY shall issue to CONSULTANT Options to purchase Fifty Thousand (50,000) shares of the Company’s Common Stock, at an exercise price of $3.00 per share; provided that by such date, CONSULTANT, in addition to performing the other Services, shall have accomplished all of the following:

•
Arranged for a minimum of two (2) additional meetings (in addition to the meetings described elsewhere on this Schedule A) with market makers acceptable to the COMPANY and not previously introduced to the COMPANY, toward maintaining bona fide markets for the COMPANY’S common stock.

•
Arranged for a minimum of three (3) additional meetings (in addition to the meetings described elsewhere on this Schedule A) with broker dealers, including analysts acceptable to the COMPANY in order to assist the Company in increasing its market exposure with broker dealers, including research analysts.

•
Arranged for a minimum of two (2) additional meetings (in addition to the meetings described elsewhere on this Schedule A) with reputable investment bankers acceptable to the COMPANY and not previously introduced to the COMPANY, to discuss financing and other investment banking activities with the COMPANY.

4.
On the date which is thirty (30) months following the Execution Date, the COMPANY shall issue to CONSULTANT Options to purchase Fifty Thousand (50,000) shares of the Company’s Common Stock, at an exercise price of $4.00 per share; provided that by such date, CONSULTANT, in addition to performing the Services, shall have accomplished all of the following:

•
Arranged for a minimum of one (1) meeting with additional market makers acceptable to the COMPANY, and not previously introduced to the COMPANY, toward maintaining bona fide markets for the COMPANY’S common stock.

•
Arranged for a minimum of three (3) additional meetings with broker dealers, including analysts acceptable to the COMPANY and not previously introduced to the COMPANY, in order to assist the Company in increasing its market exposure with broker dealers, including research analysts.

•
Arranged for a minimum of two (2) additional meetings with investment bankers acceptable to the COMPANY, and not previously introduced to the COMPANY, to discuss financing and other investment banking activities with the COMPANY.

5.
On the date which is thirty-six (36) months following the Execution Date,  the COMPANY shall issue to CONSULTANT Options to purchase Fifty Thousand (50,000) shares of the Company’s Common Stock, at an exercise price of $4.00 per share; provided that by such date, CONSULTANT, in addition to performing the Services, shall have accomplished all of the following:

•
Arranged for a minimum of one (1) additional meeting with market makers acceptable to the COMPANY, and not previously introduced to the COMPANY, toward maintaining bona fide markets for the COMPANY’S common stock.

•
Arranged for a minimum of three (3) additional meetings with broker dealers acceptable to the COMPANY, and not previously introduced to the COMPANY, in order to assist the Company in increasing its market exposure with broker dealers, including research analysts.

•
Arranged for a minimum of one (1) additional meeting with an investment banker acceptable to the COMPANY, and not previously introduced to the COMPANY, to discuss financing and other investment banking activities with the COMPANY.

The Options shall be exercisable within three (3) years of issuance.

For the avoidance of doubt, market makers, broker dealers, and investment bankers referred to herein must be fully licensed to perform the functions they perform, reputable in their professions, and not be the subject of any formal or informal civil or criminal investigation by the Securities Exchange Commission, any state securities commission, or any other governmental or regulatory authority.